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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

   We hereby consent to the use in this Registration Statement of our reports relating to the financial statements of SFBC International, Inc. and Subsidiaries dated March 7, 2001, Pharmaceutical Development Associates, Inc. dated March 3, 2000 and KeyStone Analytical Laboratories, Inc. dated July 13, 2001 and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                          /s/ Kaufman, Rossin & Co.
                                          _____________________________________
                                          KAUFMAN, ROSSIN & CO.

Miami, Florida
November 16, 2001